                         Credit Card Owner Trust 2001-4



Section 7.3 Indenture                                                                                Distribution Date:    2/17/2004
------------------------------------------------------------------------------------------------------------------------------------

(i)   Amount of Net Swap Payment                                                                      0.00
      Amount of Net Swap Receipt                                                              2,907,289.00

(ii)  Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                                                 0.00
            Class B Principal Payment                                                                 0.00
            Class C Principal Payment                                                                 0.00
                      Total

      Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes

            Class A Principal Payment                                                                 0.00
            Class B Principal Payment                                                                 0.00
            Class C Principal Payment                                                                 0.00
                      Total

(iii) Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest                                                             3,850,000.00
            Class B Note Interest                                                                94,966.67
            Class C Note Interest                                                               165,000.00
                    Total                                                                     4,109,966.67

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Note Interest                                                                  4.58333
            Class B Note Interest                                                                  1.35667
            Class C Note Interest                                                                  1.83333

(iv)   Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                                                     840,000,000
            Class B Note Principal Balance                                                      70,000,000
            Class C Note Principal Balance                                                      90,000,000

(v)    Amount on deposit in Owner Trust Spread Account                                       10,000,000.00

(vi)   Required Owner Trust Spread Account Amount                                            10,000,000.00



                                                                                             By:
                                                                                                ----------------------

                                                                                             Name:   Patricia M. Garvey
                                                                                             Title:  Vice President